Exhibit 99.1

                            JOINT FILER INFORMATION



Name:      BNP Europe Telecom and Media Fund II, L.P.
Address:   c/o CIBC Financial Center, Third Floor
           11 Dr. Roy's Drive
           P.O. Box 694 GT
           Grand Cayman, Cayman Islands
           British West Indies


Name:      General Business Finance and Investments, Ltd.
Address:   c/o Maples and Calder
           Ugland House, South Church Street
           P.O. Box 309 GT
           Grand Cayman, Cayman Islands
           British West Indies


\Designated Filer: Jean-Jacques Bertrand
Address:          c/o BNP Private Equity SA
                  32 Boulevard Haussmann
                  Paris, France 75009


Issuer & Ticker Symbol:             Cogent Communications Group, Inc. (COI)
Date of Event Requiring Statement:  02/15/05